Exhibit 10.1
CONSULTING SERVICES AGREEMENT

THIS CONSULTING SERVICES AGREEMENT (Agreement) is made as of May 15, 2008 by and between Regency GP LLC, a Delaware limited liability company (“Company”), and William E. Joor III, having an address at 2230 Albans Road, Houston, Texas  77005 (hereinafter called “Consultant”).

RECITALS

As the former chief legal and administrative officer of the Company, Consultant will provide management consulting and advisory services with respect to the business and affairs of the Company.

Company has requested Consultant to perform these services on an as needed basis, subject to the terms and conditions in this Agreement.

Consultant agrees he shall perform such consulting and advisory services as an independent contractor (and not as an employee) on and subject to the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1

NATURE OF WORK

1.1 Consultant shall perform any and all such management consulting and advisory services for the Company and any one or more of its subsidiaries (“Consulting Services”), as may from time to time be designated by the Board of Directors of the Company or the Chief Legal Officer of the Company, being the Company’s authorized representative in this regard.  The Consulting Services shall be provided under the direction of the Company’s authorized representative.  Consultant shall perform the Consulting Services with due diligence at all times acting in the best interests of the Company and its subsidiaries.  Consultant shall use his best professional judgment and discretion in determining the manner in which services are performed for the Company.

1.2 Consultant shall not have the authority to hire outside contractors for work under this Agreement without the prior written approval of the Company.

1.3 Company agrees to provide Consultant with such information, materials and supplies as are necessary to perform Consultant’s duties at Company’s expense.

1.4 Consultant shall perform the duties required hereunder in compliance with the Company’s Code of Business Conduct, a copy of which has been provided to Consultant.
Exhibit 10.1 - Page1

ARTICLE 2

PAYMENT TO CONSULTANT

2.1 In full and complete consideration for Consultant (i) making available the Consulting Services to the Company, whether or not requested by the Company, and (ii) the release and waiver provided for in Section 4.1, the Company shall pay to Consultant the consulting fees specified in Section 2.3.

2.2 Consultant and the Company agree that the Company shall have the right to call upon up to 16 hours of Consultant’s time each week, exclusive of Saturdays, Sundays and Company holidays, during the Term of this Agreement.  Company may not require any Consulting Services to be performed that require more than 16 hours in any week without the consent of Consultant.

2.3 Subject to Section 4.1, the Company shall pay Consultant for the Consulting Services, whether or not requested by the Company, at a rate of $17,900.00 per calendar month (prorated for any partial month), commencing on May 15, 2008.  Any time expended by Consultant in excess of 16  hours in any week shall be authorized in writing by Company’s authorized representative and shall be compensated at the rate of $200.00 per hour.  Any excess time accrued during the Term hereof shall be billed by Consultant with supporting documentation on a monthly basis.

2.4 The Company shall reimburse Consultant for all reasonable business expenses that are incurred in accordance with the Company’s general policies and are approved by the Company in advance.  Invoices for expenses chargeable to the Company hereunder shall be supported by appropriate receipts.  Any expenses not submitted to the Company within sixty (60) days after incurrence shall not be reimbursed by the Company unless specifically authorized by the Company’s authorized representative.

2.5 If Consultant shall timely elect COBRA continuation coverage, the monthly premium for such COBRA continuation coverage during the Term of this Agreement shall be the monthly premium charged to an active employee for similar coverage based on Consultant’s elected coverage tier status.

2.6 Consultant shall submit invoices not more often than monthly, and, subject to Section 4.1, the Company shall pay the amount owed within thirty (30) days from the Company’s receipt of the invoice.  All invoices and billings under this Agreement shall be submitted to:

Regency GP LLC
1700 Pacific Ave., Suite 2900
Dallas, Texas  75201
Attention:  Dan A. Fleckman, Chief Legal Officer
Phone:  214-750-1771
Fax:  214-750-1749

All payments under this Agreement shall be made to Consultant at the account currently designated in writing by Consultant for direct payment.
Exhibit 10.1 - Page2

2.7 The Company shall have the right at its sole discretion and upon ten (10) days written notice to Consultant to audit all charges made by Consultant pursuant to this Agreement.

2.8 It is intended that the consulting fees paid hereunder shall constitute earnings from self-employment income.  The Company will not withhold any amounts therefrom as US federal income tax withholdings from wages or as employee contributions under the US Federal Insurance Contributions Act or make employer contributions thereunder with respect thereto.  Consultant shall be solely responsible for the reporting, estimation and payment of all taxes, fees and other contributions on or attributable to the fees and business expense reimbursements paid hereunder.  Consultant hereby fully indemnifies the Company against all such taxes and fees and any penalties or interest thereon.  Attached as Attachment A is a Notice and Verification of Independent Contractor Status.

2.9 It is understood and agreed by Consultant that this Agreement is not intended to and does not create the relationship of employer and employee between the Company and Consultant.  Consultant is an independent contractor with the responsibility for, and control over, the details and means of performing the Consulting Services.  Nothing contained in this Agreement shall be construed as constituting Consultant as an agent, representative or employee of the Company, and Consultant shall not represent to the contrary to any person, unless expressly authorized by the Company’s authorized agent.  Consultant agrees and acknowledges that he shall not be entitled to any benefits, perquisites or compensation afforded to employees of the Company or any partner of the Company, even if it is subsequently held or determined that Consultant is an employee of the Company rather than an independent contractor.

ARTICLE 3

TERM

3.1 Subject to Section 4.1, the term (“Term”) of this Agreement is May 15, 2008 through November 15, 2008, subject to its earlier termination pursuant to Section 3.2.

3.2 Consultant’s engagement shall terminate on the occurrence of any of the following events:

(i) death of Consultant;
(ii) written notice given by the Company of a material violation by Consultant of any provisions of this Agreement; or
(iii) on November 15, 2008.

ARTICLE 4

RELEASE

4.1 Notwithstanding anything in this Agreement to the contrary, Consultant shall not be entitled to receive any payments provided under this Agreement unless, (i) he executes the general release and waiver agreement attached as Attachment B to this Agreement and (ii) such release has become nonrevocable by Consultant.
Exhibit 10.1 - Page3

ARTICLE 5

CONFIDENTIAL INFORMATION

5.1 The parties hereto acknowledge that certain financial, technical and other business information that is eithernonpublic, confidential or proprietary in nature may be provided to Consultant in the course of the performance of Consulting Services.  Any such correspondence, documents, drawings, maps, reports, analyses, compilations, studies, notes, specifications, computer printouts, data, or other information relating to or generated by the work performed pursuant to this Agreement (“Confidential Information”) shall, at all times, belong to the Company and shall be usable at any time by the Company for any purpose, without payment or charge.  Consultant covenants that he will not at any time use or permit others to use said documents or information, or copies thereof, relating to the work performed under this Agreement for his or their personal benefit during the term of this Agreement or at any time following the expiration thereof.

5.2 The Consulting Services to be performed hereunder by Consultant are of a confidential nature, and Consultant covenants that any developments resulting from Consultant’s work for the Company shall be considered the sole proprietary information of the Company.

5.3 The Consultant shall not, during the term of this Agreement or following the expiration thereof, disclose to any third party any Confidential Information, whether written or oral, (i) that Consultant may acquire or has previously acquired from the Company or about the Company or (ii) the work performed pursuant to this Agreement.  Confidential Information shall not include any information that (i) is required by law to be disclosed (provided, however, that, prior to such disclosure, Consultant shall give reasonable notice to the Company of the information required to be disclosed), (ii) has become part of the public domain other than by acts or omissions of Consultant or (iii) was or is in the possession of Consultant prior to the date of disclosure by the Company (whether that date is before or after the date of this Agreement).

5.4 As of the date of termination of this Agreement, the Consultant shall remit and surrender at the Company’s offices, without any cost to the Company, all Confidential Information, together with all copies thereof, relating to the work that has been provided to or performed by Consultant and that Consultant has in his possession or is within his power to acquire possession at that time.  Consultant shall not retain copies of any Confidential Information.

5.5 Without prejudice to the rights and remedies otherwise available to the Company, Consultant agrees that the Company shall be entitled to equitable relief by way of injunction or otherwise if Consultant breaches or threatens to breach any of the provisions of this Agreement, and Consultant hereby waives any requirement for the Company to post bond (or any other security) to obtain such equitable relief.

5.6 The terms and conditions of this Article 5 shall survive the termination of this Agreement.
Exhibit 10.1 - Page4

ARTICLE 6

NOTICES

6.1 Unless otherwise specifically provided in this Agreement, any written notice or other communication given pursuant to this Agreement shall be sufficiently delivered if delivered personally or mailed or if given by telegram, fax, or similar means of visual data transmission to the parties at the addresses set forth herein or at such other address as may be designated from time to time by any party by written notice to each other; and, if mailed, such notice shall be deemed received on the fifth business day following the date on which the same is mailed by registered or certified mail, postage prepaid, and properly addressed.  If delivered personally or by telegram, fax, or similar means of visual data transmission, then such notice shall be deemed delivered when transmitted and such transmission has been confirmed received.

ARTICLE 7

GENERAL

7.1 This Agreement shall be construed under the laws of the State of Texas, disregarding any conflicts of laws or principles that would cause the laws of a different jurisdiction to apply hereto.  If any provision of this Agreement is illegal or unenforceable under the laws of the State of Texas, such provision shall be severable and the remainder of this Agreement shall continue in full force and effect.

7.2 This Agreement requires personal services of Consultant and, accordingly, is not assignable in whole or in part by Consultant without the prior written consent of the Company.

7.3 This Agreement shall inure to the benefit and be binding upon the parties hereto and their heirs, descendants, successors and permitted assigns.

7.4 The headings herein are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

7.5 Time shall be of the essence hereof.

7.6 This Agreement contains the entire understanding of the parties hereto pertaining to the subject matter contained herein and replaces and supersedes all previous and contemporaneous contracts, agreements and understandings (written or oral), among the parties hereto pertaining to the matters contained herein.

7.7 No waiver by any party or any default by any other party in the performance of any provision, condition or requirement herein shall be deemed to be a waiver of, or in any manner release the other party from, performance of any tougher provision, condition or requirement herein.

7.8 This Agreement may be amended only by written contract signed by both of the parties hereto.

7.9 If any litigation is commenced against any party hereto with respect to the subject matter contained in this Agreement, the party prevailing in such litigation shall be entitled, in addition to such other relief as may be granted in such proceeding, to a reasonable sum from the non-prevailing parties for attorney’s fees in such litigation, which sum shall be determined in such litigation or in a separate action for such purpose.
Exhibit 10.1 - Page5

7.10 No presumption shall operate in favor of or against any party hereto as a result of any responsibility that any party may have had for drafting this Agreement.

7.11 The Company and Consultant agree to the resolution by binding arbitration of all claims, demands, causes of action, disputes, controversies or other matters in question (“claims”) arising out of, based upon or related this Agreement, whether in contract, tort or otherwise and whether provided by statute or common law, that the Company may have against Consultant or that Consultant may have against the Company or its parents, subsidiaries and affiliates, and each of the foregoing entities’ respective officers, directors, employees or agents in their capacity as such or otherwise; except that this agreement to arbitrate shall not limit the Company’s right to seek equitable relief, including injunctive relief and specific performance.  The arbitrator may make an interim award granting equitable relief to either party and such award may be enforced like a final award.  The Company and Consultant agree that any arbitration shall be in accordance with the Federal Arbitration Act (“FAA”) and, to the extent an issue is not addressed by the FAA, with the then-current National Rules for the Resolution of Employment Disputes of the American Arbitration Association (“AAA”) or such other rules of the AAA as applicable to the claims being arbitrated.  The arbitration shall be conducted by a single arbitrator, who shall be selected by agreement of the parties or if they do not agree on an arbitrator within 15 days after either the Company or Consultant has made a demand for arbitration then the arbitrator will be selected pursuant to the rules of the AAA.  If a party refuses to honor its obligations under this Agreement to arbitrate, the other party may compel arbitration in either federal or state court.   The arbitrator shall apply the substantive law of the State of Texas (excluding Texas choice-of-law principles that might call for the application of some other state’s law), or federal law, or both as applicable to the claims asserted.  The arbitrator shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability or formation of this Agreement to arbitrate, including any claim that all or part of this Agreement is void or voidable and any claim that an issue is not subject to arbitration.  The parties agree that the exclusive venue for arbitration will be in the county in which the Company’s headquarters are then located, and that any arbitration commenced in any other venue will be transferred to such county upon the written request of any party to this Agreement.  If permitted by law, the party in whose favor the arbitrator renders the award may, in the discretion of the arbitrator, also be awarded all costs and expenses actually incurred, including reasonable attorneys’ fees, and costs, but excluding expert witness fees.  Any and all of the arbitrator’s orders, decisions and awards may be enforceable in, and judgment upon any award rendered by the arbitrator may be confirmed and entered by, any federal or state court having jurisdiction.  All proceedings conducted pursuant to this agreement to arbitrate, including any order, decision or award of the arbitrator, shall be kept confidential by all parties except to the extent such disclosure is required by law, or in a proceeding to enforce the rights hereunder.  THE PARTIES ACKNOWLEDGE THAT, BY SIGNING THIS AGREEMENT, THEY ARE WAIVING ANY RIGHT THAT THEY MAY HAVE TO A JURY TRIAL OR A COURT TRIAL OF ANY CLAIM.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Regency GP LLC

By:
Name:  Byron R. Kelley                                                                                     Name:  William E. Joor III
Title:  Chairman, President & CEO                                                                                     Title:  Consultant
Date:  May 15, 2008                                                                                     Date:  May 15, 2008

Exhibit 10.1 - Page6

Attachment A

Notice and Verification of Independent Contractor Status

It is understood and agreed that in providing services to Regency GP LLC and its affiliates (hereinafter collectively referred to as “Regency”), I am and will remain at all times an independent contractor and no relationship of employer and employee is thereby created between Regency and me.

Date:                                                      Signed:

Safety and Health

I understand and agree that in providing Consulting Services to Regency, I will read and abide by the provisions of the Regency Code of Business Conduct, a copy of which l acknowledge receiving.

Date:                                                      Signed: